Exhibit 99.1

Zevia Announces Third Quarter 2025 Results

Q3 Net Sales Up 12.3%, led by volume growth

Exceeds Net Sales and Adj. EBITDA guidance

LOS ANGELES – November 5, 2025 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages, today reported results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

• Net sales grew 12.3% to $40.8 million

• Gross profit margin was 45.6%, a reduction of 3.5 percentage points year over year

• Net loss was $2.8 million, including $0.9 million of non-cash equity-based compensation expense

• Loss per share was $0.04 to Zevia’s Class A Common stockholders

• Adjusted EBITDA loss of $1.7 million(1)

“Our strong performance in the third quarter, highlighted by better-than-expected net sales and adjusted EBITDA, underscores our continued progress across our strategic growth pillars," said Amy Taylor, President and CEO of Zevia. “Through a collective team effort, we created momentum in brand engagement, introduced exciting new flavors, and expanded distribution. Throughout, we maintained a sharp focus on operational excellence, positioning us to deliver sustainable brand growth and achieve profitability in 2026.”

Third Quarter 2025 Results

Net sales improved 12.3% to $40.8 million in the third quarter of 2025 compared to $36.4 million in the third quarter of 2024 due to improved volumes of 12.6%, largely driven by expanded distribution at Walmart and the Club channel.

Gross profit margin was 45.6% in the third quarter of 2025 compared to 49.1% in the third quarter of 2024, a reduction of 3.5 percentage points. The reduction was primarily due to higher inventory losses associated with the packaging refresh and the full realization of higher tariffs.

Selling and marketing expenses were $12.7 million, or 31.0% of net sales, in the third quarter of 2025 compared to $12.0 million, or 33.0%, of net sales in the third quarter of 2024. Selling expenses were $7.7 million, or 18.9% of net sales in the third quarter of 2025 as compared to $8.5 million, or 23.3% of net sales in the third quarter of 2024, a decrease of $0.7 million. Marketing expenses were $4.9 million, or 12.1% of net sales, in the third quarter of 2025 compared to $3.5 million, or 9.7% of net sales, in the third quarter of 2024, an increase of $1.4 million.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

The decrease in selling expenses was primarily due to savings in warehousing and freight transfer costs as a result of the Productivity Initiative. The increase in marketing expenses was driven by investments made to drive brand awareness.

General and administrative expenses were $7.7 million, or 18.8% of net sales, in the third quarter of 2025 compared to $7.4 million, or 20.3%, of net sales in the third quarter of 2024. The increase of $0.3 million was primarily driven by higher accrued variable compensation expense.

Equity-based compensation, a non-cash expense, was $0.9 million in the third quarter of 2025, compared to $1.0 million in the third quarter of 2024. The decrease of $0.1 million was largely due to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021.

Restructuring expenses were $0.1 million in the third quarter of 2024 and primarily include costs to exit two of our third-party warehouse and distribution facilities.

Net loss for the third quarter of 2025 was $2.8 million, compared to net loss of $2.8 million in the third quarter of 2024.

Loss per share for the third quarter of 2025 was $0.04 to Zevia’s Class A Common stockholders, compared to loss per share of $0.04 in the third quarter of 2024.

Adjusted EBITDA loss was $1.7 million in the third quarter of 2025, compared to an Adjusted EBITDA loss of $1.5 million in the third quarter of 2024. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of September 30, 2025, the Company had $26.0 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

2025 Outlook

“Our strong execution this year is evident in our third quarter results,” said Girish Satya, Chief Financial Officer of Zevia. “With a sharper focus and a stronger foundation, we are positioned to sustain profitable growth in 2026 and beyond.”

For 2025, the Company now expects net sales to be in the range of $162 million to $164 million. Adjusted EBITDA loss is now expected to be between $5.0 million and $5.5 million, reflecting continued benefit from cost-savings initiatives.

For the fourth quarter of 2025, the Company expects net sales to be in the range of $39.0 million to $41.0 million, and an adjusted EBITDA loss of between $0.25 million and $0.75 million.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, and charges associated with restructuring and cost saving initiatives, including but not limited to severance costs, warehouse/distribution facility exit costs, and asset impairments. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Reconciliation of GAAP to non-GAAP Financial Results" below.

Webcast

The Company will also host a conference call to discuss its results at 4:30 p.m. Eastern Time today. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/. Those who wish to participate in the call may do so by dialing (877) 423-9813 or (201) 689-8573 for international callers, conference ID 13756021. A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “see,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times at, or by, which such performance, results or outcomes will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding financial guidance or outlook, expected costs related to package redesign, long-term growth and profitability plans and opportunities, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including branding and marketing, distribution expansion, product innovation, and expected benefits of cost efficiencies. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, our ability to mitigate the impact of tariffs, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels, any disruption of our supply chain or product demand, changes in the retail landscape or in sales to any key customer, changes in consumer preferences and/or behaviors, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, adverse global macroeconomic conditions, including relatively high interest rates, instability in financial institutions and a recessionary environment, changes in trade policies or tariffs, geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, public health emergencies, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations that may cause our business, strategy or actual results to differ materially from those expressed in the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, and vegan. Zevia is distributed in more than 39,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Jean Fontana

ADDO Investor Relations
zevia@addo.com

ZEVIA PBC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$40,844	$36,366	$123,391	$115,591
Cost of goods sold	22,227	18,516	64,049	63,080
Gross profit	18,617	17,850	59,342	52,511
Operating expenses:
Selling and marketing	12,665	11,981	41,363	40,673
General and administrative	7,673	7,377	22,733	23,186
Equity-based compensation	950	1,034	2,663	3,950
Depreciation and amortization	202	310	690	1,041
Restructuring	—	112	2,169	977
Total operating expenses	21,490	20,814	69,618	69,827
Loss from operations	(2,873)	(2,964)	(10,276)	(17,316)
Other (expense) income, net	(7)	118	432	357
Loss before income taxes	(2,880)	(2,846)	(9,844)	(16,959)
(Benefit) provision for income taxes	(32)	(4)	26	43
Net loss and comprehensive loss	(2,848)	(2,842)	(9,870)	(17,002)
Loss attributable to noncontrolling interest	162	315	1,261	2,760
Net loss attributable to Zevia PBC	$(2,686)	$(2,527)	$(8,609)	$(14,242)

Net loss per share attributable to common stockholders
Basic	$(0.04)	$(0.04)	$(0.13)	$(0.25)
Diluted	$(0.04)	$(0.04)	$(0.13)	$(0.25)

Weighted average common shares outstanding
Basic	67,326,383	59,490,258	65,552,688	58,037,780
Diluted	67,326,383	59,490,258	65,552,688	58,037,780

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$26,029	$30,653
Accounts receivable, net	12,608	10,795
Inventories	14,128	18,618
Prepaid expenses and other current assets	1,743	1,843
Total current assets	54,508	61,909
Property and equipment, net	870	1,261
Right-of-use assets under operating leases, net	687	1,099
Intangible assets, net	3,150	3,179
Other non-current assets	794	503
Total assets	$60,009	$67,951
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	13,860	$15,295
Accrued expenses and other current liabilities	9,464	8,340
Current portion of operating lease liabilities	643	587
Total current liabilities	23,967	24,222
Operating lease liabilities, net of current portion	187	726.0
Other non-current liabilities	58	58.0
Total liabilities	24,212	25,006

Stockholders’ equity
Class A common stock	67	61
Class B common stock	8	12
Additional paid-in capital	181,126	186,148
Accumulated deficit	(129,951)	(121,342)
Total Zevia PBC stockholders’ equity	51,250	64,879
Noncontrolling interests	(15,453)	(21,934)
Total equity	35,797	42,945
Total liabilities and equity	$60,009	$67,951

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net loss	$(9,870)	$(17,002)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash lease expense	412	450
Depreciation and amortization	690	1,041
Loss on disposal of property, equipment and software, net	7	55
Amortization of debt issuance cost	57	57
Equity-based compensation	2,663	3,950
Changes in operating assets and liabilities:
Accounts receivable, net	(1,813)	1,111
Inventories	4,490	13,860
Prepaid expenses and other assets	100	2,387
Accounts payable	(1,573)	(6,296)
Accrued expenses and other current liabilities	1,124	1,727
Operating lease liabilities	(483)	(427)
Other non-current liabilities	—	58
Net cash (used in) provided by operating activities	(4,196)	971
Investing activities:
Purchases of property, equipment and software	(226)	(238)
Net cash used in investing activities	(226)	(238)
Financing activities:
Proceeds from revolving line of credit	—	8,000
Repayment of revolving line of credit	—	(8,000)
Proceeds from exercise of stock options	59	—
Financing costs paid	(261)	—
Net cash used in financing activities	(202)	—
Net change from operating, investing, and financing activities	(4,624)	733
Cash and cash equivalents at beginning of period	30,653	31,955
Cash and cash equivalents at end of period	$26,029	$32,688

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, (2) provision (benefit) for income taxes, (3) depreciation and amortization, (4) equity-based compensation, and (5) restructuring expenses (for 2024, in light of our Productivity Initiative). Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses, and restructuring. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

ZEVIA PBC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(in thousands)

(unaudited)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss and comprehensive loss	$(2,848)	$(2,842)	$(9,870)	$(17,002)
Other expense (income), net*	7	(118)	(432)	(357)
(Benefit) provision for income taxes	(32)	(4)	26	43
Depreciation and amortization	202	310	690	1,041
Equity-based compensation	950	1,034	2,663	3,950
Restructuring	-	112	2,169	977
Adjusted EBITDA	$(1,721)	$(1,508)	$(4,754)	$(11,348)

* Includes interest (income) expense, and foreign currency (gains) losses.